UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 20, 2011, American Airlines, Inc. (“American”), a wholly-owned subsidiary of American Airlines Group Inc. (“AAG”), entered into the A320 Family Aircraft Purchase Agreement (the “Purchase Agreement”) with Airbus S.A.S. (“Airbus”). On June 11, 2015, American and Airbus entered into Amendment No. 8 to the Purchase Agreement (the “Amendment”).

As of March 31, 2015, as described in AAG’s Form-10Q filing for the period ended on that date, American had commitments to purchase 10 Airbus A320neo family aircraft in 2017 and 25 Airbus A320neo family aircraft in 2018. Pursuant to the Amendment, American and Airbus have agreed to defer delivery of the 35 aircraft to years 2021 through 2023. Taking the Amendment into account, as of the date of this Form 8-K, American has zero A320neo family aircraft purchase commitments for 2017 and 2018, 25 A320neo family aircraft purchase commitments for 2019 and a total of 75 A320neo family aircraft purchase commitments in 2020 and thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: June 11, 2015	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: June 11, 2015	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and
Chief Financial Officer